Exhibit 21.01

CALIFORNIA COASTAL COMMUNITIES, INC.

WORLDWIDE SUBSIDIARY LIST

	Percentage Ownership	State/Country of Incorporation

Henley Facilities, Inc.	100	Delaware

New Henley Holdings Inc.	100	Delaware
Air Correction International, Inc.	100	Delaware
Henley Investments, Inc. Two	100	Delaware
Procon International Inc.	100	Delaware
Pullman Passenger Car Company Inc.	100	Delaware
Trailmobile International Ltd.	100	Delaware
Trailmobile Leasing Corp.	100	Delaware
W.O.L. Corporation	100	Delaware

Signal Landmark Holdings Inc.	100	Delaware
Calumet Real Estate Inc.	100	Delaware
Hearthside Residential Corp.	100	Delaware
Signal Landmark	100	California

Henley/KNO Holding Inc.	100	Delaware

Hearthside Holdings, Inc.	100	Delaware
Hearthside Homes, Inc.	100	California
Hearthside Homes Oxnard, L.L.C.	50	Delaware
HHI Chandler, L.L.C.	100	California
HHI Chino Reserve, L.L.C.	50	California
HHI Chino II, L.L.C.	100	California
HHI Crosby, L.L.C.	100	California
HHI Hellman, L.L.C.	100	California
HHI Jasper, L.L.C.	100	California
HHI Lancaster I, L.L.C.	100	California
HHI Seneca, L.L.C.	100	California

KREG Holdings Inc.	100	Delaware

WT/HRC Corporation	100	Illinois